Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



	November 18, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential National Municipals
Fund, Inc.
		File Nos. 2-66407 and 811-02992

	On behalf of the Prudential National Municipals Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.



Very truly yours,
/s/Peter Parrella
Peter Parrella
 Assitant Treasurer